UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 27, 2022

Date of Report (Date of earliest event reported)

DELEK US HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Succession Plan

On March 28, 2022, Delek US Holdings, Inc. (the “Company”) announced a CEO succession plan under which Ezra Uzi Yemin, the Company’s current President and Chief Executive Officer, will become Executive Chairman of the Board of Directors (the “Board”). Under the succession plan, the Board has approved the appointment of Avigal Soreq as the next President and Chief Executive Officer of the Company, to be effective in June 2022.

Mr. Soreq, age 44, has been the Chief Executive Officer of El Al Israel Airlines, the national airline of Israel, since January 2021. Prior to that, he served as a member of the Company’s executive management team, including as the Chief Operating Officer from March 2020 until January 2021, its Chief Commercial Officer from November 2016 until March 2020, an Executive Vice President from August 2015 until January 2021, and a Vice President from 2012 until 2015. In addition, Mr. Soreq served as an Executive Vice President of Delek Logistics GP, LLC from 2015 until 2021, and as its Vice President from 2012 until 2015. Prior to joining the Company, Mr. Soreq worked for SunPower Corporation (NASDAQ: SPWR), and previously as a senior finance and business consultant for Trabelsy & Co., and as a consultant in the corporate finance department for KPMG’s Tel-Aviv office. His past experience includes service in the Israeli Air Force in various roles between 1996 and 2004, where he reached the rank of Major. Mr. Soreq is a certified public accountant in Israel.

Additional Leadership Appointments

Effective March 27, 2022, the Board named Todd O’Malley the Chief Operating Officer of the Company. Mr. O’Malley has served as an Executive Vice President and the Chief Commercial Officer of the Company since March 2021. From January 2018 until February 2021, Mr. O’Malley served as President of TKO Energy Enterprises, Inc., an advisory services firm specializing in the petrochemical and renewable energy industries. From April 2020 until February 2021, Mr. O’Malley served as President and CEO of Citizens Companies, a consulting and investment concern active in the petrochemical and renewable energy industries. Mr. O’Malley previously served as the EVP and Chief Commercial Officer of Gulf Oil LP, President of the general partner of PBF Logistics LP, a master limited partnership active in the midstream sector of the oil and gas industry, as well as positions of increasing responsibility at PBF Energy, Inc.

The Company also announced that it has named Nithia Thaver an Executive Vice President and the Company’s President of Refining. Mr. Thaver has served as the Company’s Senior Vice President, Refining, since December 2018. From 2017 to 2018, Mr. Thaver served as the Senior Vice President, Strategy and Business Development, of Philadelphia Energy Solutions, which owned and operated a refinery. Prior to that, Mr. Thaver held positions of increasing responsibility at several companies in the oil and gas industry, including Sunoco, ConocoPhillips, and ExxonMobil.

Independent Director Appointment

On March 27, 2022, the Board appointed Leonardo Moreno as a director of the Company’s Board, effective immediately. Mr. Moreno will stand for election at the Company’s 2022 annual meeting of stockholders. Mr. Moreno will hold office until his successor is duly elected and qualified, or earlier termination of his service. The Board has not yet appointed Mr. Moreno to any Board committees.

There are no arrangements or understandings between Mr. Moreno and any other persons pursuant to which he was selected as a director of the Company. Mr. Moreno has not been a party to any transactions required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K. Effective as of the effective date of his appointment to the Board, Mr. Moreno will receive compensation consistent with the Company’s compensation program for non-employee directors.

Compensation Arrangements

Mr. Yemin

In connection with the transition of Mr. Yemin to Executive Chairman of the Board, the Company entered into two agreements with Mr. Yemin. The first is an amendment to Mr. Yemin’s existing employment agreement that terminates his employment agreement on the date he becomes Executive Chairman of the Board (the “Effective Date”); provided, however, that the accelerated vesting provisions for equity awards under his current employment agreement will be preserved through Mr. Yemin’s tenure as Executive Chairman of the Board.

The second agreement entered into with Mr. Yemin in connection with this transition is a new Executive Chairman Agreement. Under the Executive Chairman Agreement, Mr. Yemin will serve as the Executive Chairman of the Board and be entitled to receive a base salary of $800,000 through the period ending 12 months after the Effective Date and base salary of $500,000 through the period beginning on the one year anniversary of the Effective Date and ending December 31, 2023, provided that he continues to be elected as a member of the Board. Through the period ending December 31, 2023, Mr. Yemin will be eligible to receive an annual target bonus of 140% of the base salary in effect for the calendar year in which such bonus is payable. If at any time during the period ending December 31, 2025, Mr. Yemin ceases to be a member of the Board, he will serve as an advisor to the Company’s Chief Executive Officer and the Board on mutually agreeable terms to be determined in good faith and will receive competitive market compensation for such services. If Mr. Yemin’s employment as Executive Chairman is terminated by the Company or its stockholders, or by Mr. Yemin for “Good Reason” as defined in the Executive Chairman Agreement, prior to January 1, 2024, he will be entitled to receive a severance payment equal to the sum of his remaining base salary and target bonus for the period ending December 31, 2023, payable in accordance with the regular payroll practice of the Company. He will also be entitled to the costs of continuing family health insurance under COBRA for 18 months. Mr. Yemin would not be entitled to accelerated vesting upon a termination of employment provided he continues providing advisory services. In the event of a termination due to death or “Disability” as defined in the Executive Chairman Agreement, Mr. Yemin will be entitled to the benefits currently provided under his employment agreement. To the extent (a) the Company does not engage Mr. Yemin as an advisor to the Chief Executive Officer of the Company and the Board on mutually agreeable terms to be determined in good faith by both parties, or (b) such advisory relationship is terminated by the Company without “Cause,” his time-vesting awards will become 100% vested upon his termination of service and his performance-based awards will vest pursuant to actual performance at the end of the performance period applicable to such awards without pro ration.

Mr. Soreq

In connection with the appointment of Mr. Soreq as Chief Executive Officer of the Company effective as of the Effective Date, the Company and Mr. Soreq entered into an employment agreement with a fixed term ending on June 12, 2026. Mr. Soreq’s employment agreement does not contemplate automatic extension. In addition, the failure to renew Mr. Soreq’s employment agreement will not constitute an event that triggers severance payments. Under Mr. Soreq’s employment agreement, Mr. Soreq will be entitled to an annual base salary of $800,000 and his annual target bonus will be 140% of his base salary, with a maximum payout opportunity of 200% of the target amount. Mr. Soreq’s employment agreement also provides that Mr. Soreq is eligible for annual grants under the Company’s 2016 Long-Term Incentive Plan in a target amount of at least $3,000,000 per year split evenly between time-vested RSUs and performance-based PSUs. Mr. Soreq’s employment agreement includes a noncompetition clause which provides that Mr. Soreq will not compete with the Company, directly or indirectly, in the geographic area defined in the agreement during its term and for one year thereafter. Mr. Soreq’s employment agreement also includes non-solicitation provisions with respect to the customers and employees of the Company during the term of the agreement and for one year thereafter. In addition to benefits available to the Company’s senior executive officers generally, Mr. Soreq’s employment agreement also provides reimbursement for the reasonable costs of professional preparation of his personal income tax returns, not to exceed $25,000 in any calendar year, and a Company provided car.

In the event Mr. Soreq is terminated without “Cause” (as defined in Mr. Soreq’s employment agreement) or terminates his employment with “Good Reason” (as defined in Mr. Soreq’s employment agreement), Mr. Soreq would be entitled to (i) an amount equal to two times the sum of his then-current base salary and target annual bonus as in effect immediately before any notice of termination, (ii) the costs of continuing family health insurance coverage for 18 months following termination of employment, (iii) any annual bonus Mr. Soreq would have otherwise been entitled to if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year, and (iv) the immediate vesting of all unvested equity awards as follows: (A) for unvested performance awards, on a prorated basis through the termination of employment based on actual results evaluated after the close of the applicable performance period and payable in a lump sum at the same time as performance awards are paid to executives of the Company generally and (B) for full value equity awards (e.g., restricted stock, restricted stock units and phantom units) and appreciation equity awards (e.g., non-qualified stock options and stock appreciation rights), only to the extent that such awards would have vested if Mr. Soreq’s employment had continued during a period equal to the lesser of six months following termination of employment or the balance of the term of Mr. Soreq’s employment agreement.

If Mr. Soreq terminates his employment for any reason, other than with Good Reason or upon his death or disability, and provides at least three months’ advance written notice of termination, Mr. Soreq would be entitled to an amount equal to 50% of his annual base salary at the time notice is delivered, plus the costs of continuing family health insurance coverage for 12 months following the termination of his employment.

Mr. Soreq also entered into a separate Change in Control Agreement with the Company as discussed below under “Form of Change in Control Agreement.”

All payments to be made by the Company upon termination as described above are subject to Mr. Soreq executing a release of claims in favor of the Company.

Mr. O’Malley

In connection with his appointment as Chief Operating Officer, Mr. O’Malley entered into a new employment agreement with the Company. Mr. O’Malley’s new employment agreement has a fixed term ending on March 27, 2026. His agreement does not contemplate automatic extension. In addition, the failure to renew Mr. O’Malley’s new employment agreement will not constitute an event that triggers severance payments. Mr. O’Malley’s new base salary is $700,000 and his annual target bonus is 100% of his base salary, with a maximum payout opportunity of 200% of the target amount. Mr. O’Malley’s new employment agreement also provides that Mr. O’Malley is eligible for annual grants under the Company’s 2016 Long-Term Incentive Plan in a target amount of at least $1,500,000 per year split evenly between time-vested RSUs and performance-based PSUs. Mr. O’Malley’s new employment agreement includes a noncompetition clause which provides that Mr. O’Malley will not compete with the Company, directly or indirectly, in the geographic area defined in the agreement during its term and for one year thereafter. Mr. O’Malley’s new employment agreement also includes non-solicitation provisions with respect to the customers and employees of the Company during the term of the agreement and for one year thereafter.

In the event Mr. O’Malley is terminated without “Cause” (as defined in Mr. O’Malley’s new employment agreement) or terminates his employment with “Good Reason” (as defined in Mr. O’Malley’s new employment agreement), Mr. O’Malley would be entitled to (i) an amount equal to the sum of his then-current base salary and target annual bonus as in effect immediately before any notice of termination, (ii) the costs of continuing family health insurance coverage for 12 months following termination of employment, (iii) any annual bonus Mr. O’Malley would have otherwise been entitled to if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year, and (iv) the immediate vesting of all unvested equity awards as follows: (A) for unvested performance awards, on a prorated basis through the termination of employment based on actual results evaluated after the close of the applicable performance period and payable in a lump sum at the same time as performance awards are paid to executives of the Company generally and (B) for full value equity awards (e.g., restricted stock, restricted stock units and phantom units) and appreciation equity awards (e.g., non-qualified stock options and stock appreciation rights), only to the extent that such awards would have vested if Mr. O’Malley’s employment had continued during a period equal to the lesser of six months following termination of employment or the balance of the term of Mr. O’Malley’s new employment agreement.

If Mr. O’Malley terminates his employment for any reason, other than with Good Reason or upon his death or disability, and provides at least three months’ advance written notice of termination, Mr. O’Malley would be entitled to an amount equal to 50% of his annual base salary at the time the notice is delivered, plus the costs of continuing family health insurance coverage for 12 months following the termination of his employment.

Finally, the change in control provisions of Mr. O’Malley’s previous employment agreement were removed and Mr. O’Malley entered into a separate Change in Control Agreement with the Company that provides for materially similar protections as his prior employment agreement, as described below under the heading “Change in Control Agreements.”

Change in Control Agreements

In connection with the executive leadership changes discussed above, the Company entered into Change in Control Agreements (the “CiC Agreements”) with Messrs. Soreq and O’Malley to provide certain benefits in connection with a termination of the executive’s service by the Company without “Cause” (as defined in the CiC Agreements) or by the executive with “Good Reason” (as defined in the CiC Agreements) either six months prior to or 24 months following a “Change in Control” (as described in the CiC Agreements). In such an event, the executive would be entitled to receive (i) three times then-current base salary (with respect to Mr. Soreq), or two times then-current base salary (with respect to other executives, such as Mr. O’Malley), (ii) target annual bonus as in effect immediately before any notice of termination, (iii) the costs of continuing family health insurance coverage for 18 months (with respect to Mr. Soreq) or 12 months (with respect to other executives, such as Mr. O’Malley) following termination of employment, (iv) any annual bonus the executive would have otherwise been entitled to if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year, and paid upon the payment of the annual bonuses to senior executives of the Company pursuant to the Company’s annual bonus programs, and (v) the immediate vesting of all unvested equity awards as follows: (A) for unvested performance awards, based on actual results evaluated after the close of the applicable performance period and payable in a lump sum at the same time as performance awards are paid to executives of the Company generally and (B) for all other awards, vesting in full.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the executive leadership changes discussed above is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued March 28, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2022	DELEK US HOLDINGS, INC.

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer